SUB-ITEM 77C: Submission of matters to a vote of security holders

At a special meeting of shareholders held on September 15, 2014, proposals were addressed and approved by shareholders of the Funds identified below, each formerly a series of Hartford Series Fund, Inc. These proposals concerned the approval of a Plan of Reorganization between each of the below Acquired Funds and corresponding Acquiring Funds and provided for the acquisition of all of the assets and liabilities of the Acquired Fund by Acquiring Fund, solely in exchange for shares of the Acquiring Fund, followed by the complete liquidation of the Acquired Fund (each, a "Reorganization Plan").

Acquired Fund Acquiring Fund Voting Results For Against Abstain
Hartford Index HLS Fund HIMCO VIT Index Fund 16,692,681.240 981,332.335 1,788,404.376
Hartford Portfolio Diversifier HLS Fund HIMCO VIT Portfolio Diversifier Fund 40,447,719.973 1,996,715.748 6,326,115.451
American Funds Asset Allocation HLS Fund HIMCO VIT American Funds Asset Allocation Fund 3,974,262.323 228,730.495 305,795.946
American Funds Blue Chip Income and Growth HLS Fund HIMCO VIT American Funds Blue Chip Income and Growth Fund 3,077,972.650 126,745.640 193,316.250
American Funds Bond HLS Fund HIMCO VIT American Funds Bond Fund 20,387,294.173 678,838.672 1,343,587.873
American Funds Global Bond HLS Fund HIMCO VIT American Funds Global Bond Fund 1,495,066.295 1,555.394 230,448.238
American Funds Global Growth HLS Fund HIMCO VIT American Funds Global Growth Fund 1,647,624.840 37,212.776 101,765.390
American Funds Global Growth and Income HLS Fund HIMCO VIT American Funds Global Growth and Income Fund 4,074,399.38 87,977.292 250,904.477
American Funds Global Small Capitalization HLS Fund HIMCO VIT American Funds Global Small Capitalization Fund 5,235,656.600 221,628.001 501,181.342
American Funds Growth HLS Fund HIMCO VIT American Funds Growth Fund 22,056,944.393 858,970.977 1,990,916.263
American Funds Growth-Income HLS Fund HIMCO VIT American Funds Growth-Income Fund 12,257,623.934 287,827.659 1,134,573.078
American Funds International HLS Fund HIMCO VIT American Funds International Fund 17,957,534.466 752,699.221 1,675,278.833
American Funds New World HLS Fund HIMCO VIT American Funds New World Fund 3,196,839.922 96,097.082 210,589.916

Each of the above reorganizations occurred on October 20, 2014. The Board of Directors of Hartford Series Fund, Inc. approved each Reorganization Plan at a meeting held on May 6, 2014.